                                                                    Exhibit 5(c)

(CUNA MUTUAL LIFE INSURANCE COMPANY LOGO)                    Office Use Only: 02

                            VARIABLE UNIVERSAL LIFE
                              INSURANCE APPLICATION
                                                   Credit Union No._____________
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1.  PROPOSED INSURED                                 Gender: [ ] Male [ ] Female

    Name________________________________________________________________________
               First                 Middle             Last
    Address_____________________________________________________________________

    City____________________________________ State_________ ZIP_________________

    Driver's Lic. No. & State of Issue__________________________________________

    Occupation__________________________________________________________________
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U.S. Citizen: [ ] Yes [ ] No  Birth State_______________

Date of Birth    _______________________________________
                  Month              Day           Year
Soc. Sec. No.___________________________________________
                                          Best Time to Call:

Home Phone _____________________________  [ ] Day  [ ] Eve

Work Phone _____________________________  [ ] Day  [ ] Eve

Annual Income  $________________________________________
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2.  OWNER if Proposed Insured is not also the Owner.  Check one:
    [ ] Individual(s):   Citizen of the United States? [ ] Yes [ ] No
    Date of Birth   ____________________________________
                     Month          Day            Year
    [ ] Trust: If valid trust (under state law), estate or pension trust, give name of trust and EIN of the legal entity; otherwise, name of grantor-trustee and their Social Security Number.
    [ ] Other: Complete Form W-9.
    Name_______________________________Relationship to Proposed Insured_________

    Address______________________ City_________________ State_______ ZIP________

    [ ] Social Security No. or [ ] EIN No. _________ Daytime Phone______________
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3A. PLAN OF INSURANCE
    Specified Amount  $_________________________________
    Policy Guarantee (If left blank, we will assume none):
       [ ] Basic   [ ] Extended  [ ] None
    Death Benefit Option:
       [ ] Option 1 (Level)   [ ] Option 2 (Variable)
    Dividends: [ ] Apply as New Premium   [ ] Cash
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3B. PROPOSED RATE CLASSIFICATION
    [ ] P= Preferred Non-Tobacco         }   Not available for
    [ ] T= Preferred Tobacco             }   amounts less than
                                         }   $100,000.
    [ ] N= Standard Non-Tobacco
    [ ] S= Standard Tobacco
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3C. RIDERS  [ ] Waiver [ ] Accidental Death Benefit $___________________________
                       [ ] Guaranteed Insurability $____________________________
    [ ] Other Insured Rider  (List name and relationship to Proposed Insured below and complete Section 4 for OIR.)
        1)__________________________P T N S   3)_________________________P T N S
        2)__________________________P T N S   4)_________________________P T N S
    [ ] Children's Insurance Rider  No. of Units___(Complete Section 4 for CIR.)
                                    [ ] Other___________________________________
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4. OTHER INSURED RIDER (OIR)/CHILDREN'S INSURANCE RIDER (CIR)
   [Use separate sheet if needed, collect owner and other proposed insured(s) signatures (if age 16 and over) and date.]

               OIR                      DRIVER'S LICENSE NO.     GENDER      BIRTH     BIRTH             BENEFICIARY
  OIR         AMOUNT     OCCUPATION       & ISSUE STATE       (circle one)    DATE     STATE    (NAME AND RELATIONSHIP TO OIR)
1) above $                                                       M   F
2) above $                                                       M   F
3) above $                                                       M   F
4) above $                                                       M   F

PIR coverage
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
                 NAME OF CHILDREN FOR CIR AND                GENDER           BIRTH       BIRTH                BENEFICIARY
 CIR           RELATIONSHIP TO PROPOSED INSURED           (circle one)        DATE        STATE       (NAME AND RELATIONSHIP TO CIR)
1)                                                           M   F
2)                                                           M   F
3)                                                           M   F
4)                                                           M   F

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5.  BENEFICIARY (Include name, address, relationship to proposed insured, and
    Social Security Number.):
    Primary                               Contingent


    Right to change reserved unless otherwise specified.
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6A. Does the proposed insured have any existing life coverage or annuity in this or any other company? [ ] Yes [ ] No

6B. Will the proposed coverage replace, discontinue or change any existing life coverage or annuity in this or any other company? [ ] Yes [ ] No
    If yes, what Company? ____________________ What Policy Number? _____________

6C. Total Life Insurance or Annuity Coverage (including those being replaced):
    [ ] Check here if no coverage.

INSURED NAME                    COMPANY                AMOUNT      ADB         YEAR ISSUED
_______________________________ ______________________ $__________ $__________ ___________

_______________________________ ______________________ $__________ $__________ ___________

_______________________________ ______________________ $__________ $__________ ___________

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7.  ALLOCATIONS (Whole %, Minimum 1% per Subaccount)
    PREMIUM PAYMENT/INSURANCE CHARGES
    ________% Mid Cap Value
    ________% Large Cap Growth
    ________% Large Cap Value
    ________% Diversified Income
    ________% Bond
    ________% Money Market
    ________% International Stock
    ________% High Income
    ________% Global Securities
    ________% Mid Cap Growth
    ________% Fixed Account
    ________% Conservative Allocation
    ________% Moderate Allocation
    ________% Aggressive Allocation
    ________% Small Cap Growth
    ________% Small Cap Value
    100% TOTAL
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8.  REMARKS  Table         1st Flat         2nd Flat



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9.  NOTATIONS - HOME OFFICE USE ONLY



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10. SUITABILITY AND ACKNOWLEDGEMENT

    I HEREBY ACKNOWLEDGE THE FOLLOWING:

    A.  RECEIPT OF A CURRENT PROSPECTUS DATED ________________.

    B. RECEIPT OF THE SUMMARY AND DISCLOSURE NOTICE FOR THE ACCELERATED BENEFIT OPTION ENDORSEMENT.

    C. THE DEATH BENEFIT OF THIS POLICY MAY BE VARIABLE OR FIXED DEPENDING ON THE DEATH BENEFIT OPTION SELECTED.

    D. POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT RESULTS OF THE SEPARATE ACCOUNT.
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11. TELEPHONE/FAX/INTERNET AUTHORIZATION

    I understand that I will automatically have telephone/fax/internet authorization unless the following box is marked:

    [ ] I do NOT want telephone/fax/internet authorization.

    I understand that the representative(s) assigned to my policy will automatically have telephone/fax/internet authorization unless the following box is marked:

    [ ] I do NOT want the representative(s) assigned to my policy to have telephone/fax/internet authorization.

    See the Telephone/Fax/Internet Authorization section of the Optional
    Programs form for details on what transactions can be done by telephone/fax/internet.
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12. PAYMENTS (PLEASE MAKE CHECKS PAYABLE TO CUNA MUTUAL LIFE INSURANCE COMPANY.)

    Initial Payment $0.00_________  Planned Payments $____________      [ ] No Future Payments
    By:  [ ] Check                  By: [ ] ACH         [ ] Semiannual  [ ] Additional Lump Sum of
         [ ] Draft through ACH          [ ] Quarterly   [ ] Annual          $_________________ deposited
                                        [ ] Other ____________________      in the first policy year

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13. AUTOMATIC PAYMENT PLAN AUTHORIZATION (ACH)  [ ] New Plan
    [ ] Add to Existing Group No.______________

    I authorize CUNA Mutual Life Insurance Company and the financial institution named below to retain my account information and to initiate deductions or credits to my account either by electronic funds transfer or paper draft. This authorization will remain in effect until revoked by me in writing or by telephone.

    MONTHLY DEDUCTIONS WILL OCCUR ON THE FIRST OF THE MONTH UNLESS ANOTHER DRAFT DATE IS SELECTED. _______________
                        Draft Date

    CHECK THE TYPE OF ACCOUNT:
    [ ] Share Draft/Checking (Please attach a blank VOIDED check.)
    [ ] Share Account/Savings (Only available for accounts that accept electronic deductions. Indicate Routing and Account numbers below.)

    Account Number________________________ Routing Number_______________________

    Financial Institution Name _________________________________________________

    (________)____________________________
    Area Code        Telephone No.

    Financial Institution Address_______________________________________________
                                       Street        City       State     ZIP
    SIGNATURE OF ACCOUNT OWNER: X_______________________________________________
                                         (If other than Proposed Insured.)
    (________)____________________________
    Area Code  Account Owner Telephone No.
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14. FOR ALL PERSONS PROPOSED FOR INSURANCE, complete a-h.
    [Use separate sheet if needed, collect signatures of all proposed insureds (if age 16 and over) and date.]

    a. Used tobacco or nicotine substitute in any form within the last 12 months?.................................... [ ] Yes [ ] No
    b. Used tobacco or nicotine substitute in any form within the last 36 months?.................................... [ ] Yes [ ] No
    c. Ever had life or disability income insurance denied, rated, or otherwise modified? ........................... [ ] Yes [ ] No
    d. Within the last five years, had a driver's license suspended or revoked or had a moving violation or accident? .................................................................................................... [ ] Yes [ ] No
    e. Engaged in the last three years or plan to engage in: flights as a pilot, ballooning, hang gliding, sky/scuba diving, vehicle racing, or similar sports? [If so, include appropriate form(s).].................... [ ] Yes [ ] No
    f. Been convicted of a felony within the last ten years? ........................................................ [ ] Yes [ ] No
    g. Plan to travel or reside outside the U.S. or Canada within the next two years? ............................... [ ] Yes [ ] No
    h. Citizen of the United States?(If yes, no details needed. If no, details and documentation required.).......... [ ] Yes [ ] No

For all "Yes" answers, provide name and details.
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
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15. STATEMENT OF HEALTH (PART II) Required for all proposed insureds applying on a non-medical basis.

    NAMES FOR WHOM PART II IS BEING COMPLETED:      Height        Weight        Attending Physician Name and Address
    PI=Proposed Insured; OIR=Other Insured Rider    Ft./In.
    CIR=Children's Insurance Rider
    PI__________________________________________  ___________  ___________  ____________________________________________
    OIR/CIR_____________________________________  ___________  ___________  ____________________________________________
    OIR/CIR_____________________________________  ___________  ___________  ____________________________________________
    OIR/CIR_____________________________________  ___________  ___________  ____________________________________________
    OIR/CIR_____________________________________  ___________  ___________  ____________________________________________

     1. Have you ever been treated for or diagnosed by a member of the medical profession as having:
        a. Allergies; disease(s) or disorder(s) of eyes, ears, nose or throat? ...................................... [ ] Yes [ ] No
        b. Dizziness, fainting, convulsion, epilepsy, headache; stroke or paralysis? ................................ [ ] Yes [ ] No
        c. Depression, mental or nervous disorder(s), anxiety or attempted suicide? ................................. [ ] Yes [ ] No
        d. Shortness of breath, persistent hoarseness or cough, bronchitis, pneumonia, tuberculosis, asthma, emphysema/chronic obstructive pulmonary disease (COPD), chronic respiratory disorder or sleep apnea? ..... [ ] Yes [ ] No
        e. Chest pain, palpitation(s), high blood pressure, rheumatic fever, heart murmur or valvular heart disease, heart attack or other disorder(s) of the heart or blood vessels? ................................ [ ] Yes [ ] No
        f. Hepatitis (A,B,C or other), jaundice, intestinal bleeding, ulcer, hernia, colitis, diverticulitis, disorder of the stomach, intestines, liver or gallbladder? ............................................... [ ] Yes [ ] No

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
        g. Sugar, blood, protein or other urinary abnormalities; stone(s) or other disorder of the kidney, bladder, prostate or reproductive organs? ......................................................................... [ ] Yes [ ] No
        h. Diabetes; thyroid or other endocrine disorder(s)? ........................................................ [ ] Yes [ ] No
        i. Neuritis, sciatica, arthritis, gout, deformity, amputation, Multiple Sclerosis, Muscular Dystrophy or other disorder(s) of the muscles, bones, spine, back or joints? .......................................... [ ] Yes [ ] No
        j. Disorder(s) of skin; lupus or other connective tissue disease? ........................................... [ ] Yes [ ] No
        k. Cyst(s), polyp(s), tumor(s) or cancer? ................................................................... [ ] Yes [ ] No
        l. Anemia or other disorder(s) of the blood or lymph glands? ................................................ [ ] Yes [ ] No
     2. Have you had angioplasty, stent placement or bypass surgery? ................................................ [ ] Yes [ ] No
     3. Have you ever been diagnosed or treated by a member of the medical profession for an immune deficiency disorder, Acquired Immune Deficiency Syndrome (AIDS), AIDS-Related Complex (ARC),
        sexually transmitted disease(s) or positive test results for antibodies to the AIDS Virus? .................. [ ] Yes [ ] No
     4. a. Are you now under observation or taking treatment? ....................................................... [ ] Yes [ ] No
        b. Have you had any change in weight in the past year? ...................................................... [ ] Yes [ ] No
     5. Other than as previously stated, have you within the past five years:
        a. Had a mental or physical disorder? ....................................................................... [ ] Yes [ ] No
        b. Had a checkup, consultation, illness, injury or surgery? ................................................. [ ] Yes [ ] No
        c. Been evaluated in a hospital, emergency room or other medical facility? .................................. [ ] Yes [ ] No
        d. Had an electrocardiogram, x-ray or other diagnostic test(s)? ............................................. [ ] Yes [ ] No
        e. Been advised to have any diagnostic test(s), hospitalization or surgery which was not completed? ......... [ ] Yes [ ] No
     6. Have you:
        a. Ever requested or received a pension, benefits or payment because of injury, sickness or disability? ..... [ ] Yes [ ] No
        b. Ever used sedatives, stimulants, narcotics or hallucinogens except as prescribed by a physician? ......... [ ] Yes [ ] No
        c. Ever been treated or advised to seek treatment for use of alcohol or drugs? .............................. [ ] Yes [ ] No
     7. Any family history of diabetes, cancer, high blood pressure, heart or kidney disease, cerebrovascular disorder, mental illness or suicide? ........................................................................ [ ] Yes [ ] No

Please provide details of "Yes" answers (IDENTIFY QUESTION, PERSON, CIRCLE APPLICABLE ITEMS). Include diagnoses, treatment, dates, duration and names and addresses of all attending physicians and medical facilities.
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
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16. TEMPORARY INSURANCE ELIGIBILITY QUESTION. Has any proposed insured(s):
    [ ] Yes [ ] No  (a) Received, sought or had recommended any treatment for cancer, stroke or any disease of the heart, liver or immune system within the past 12 months?
    [ ] Yes [ ] No  (b) Been advised to be hospitalized or is a patient in a hospital or medical facility at the time of this application?

    IF THIS QUESTION IS ANSWERED YES OR LEFT BLANK, NO AGENT OF CUNA MUTUAL LIFE INSURANCE COMPANY IS AUTHORIZED TO ACCEPT MONEY AND NO COVERAGE WILL TAKE EFFECT UNDER THE TEMPORARY INSURANCE AGREEMENT.
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17. TEMPORARY INSURANCE AGREEMENT
    This Agreement provides a LIMITED AMOUNT of life insurance on the proposed insured(s) for a LIMITED TIME while we (CUNA Mutual Life Insurance Company) consider the application for a new policy. Coverage provided under this Agreement does not apply to any rider providing waiver of monthly deduction or accidental death benefits.

    A. THIS TEMPORARY COVERAGE AMOUNT is limited to 50% of the amount of coverage applied for up to a maximum benefit of $150,000 per proposed insured.

    B. COVERAGE BEGINS under this Agreement when we receive the full first premium required by the Company.

    C. COVERAGE ENDS automatically under this Agreement on the EARLIEST of the following: 1) When coverage starts under the policy applied for; 2) When we offer coverage other than as applied for; 3) When we mail notice to the owner of our decision to decline the application or terminate coverage under this Agreement; 4) When you request cancellation; or 5) 60 days after the date of the application.
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    D.  COVERAGE EXCLUSIONS. No coverage will take effect under this Agreement if: 1) Any proposed insured commits suicide; 2) The application contains material misrepresentation or is fraudulently completed; or 3) Payment of premium is not honored for payment when first presented or the Company is unable to collect the first premium payment due to incomplete or incorrect payment information.

    IF ANY OF THE CONDITIONS OF THIS AGREEMENT ARE NOT MET, IT IS NOT IN EFFECT AND THE COMPANY'S SOLE LIABILITY WILL BE TO RETURN ANY PREMIUM ACCEPTED TO THE OWNER.
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18. AGREEMENT/AUTHORIZATION

    All statements and answers given on this application are true and complete to the best of my knowledge and belief. This application and any supplemental application(s) will be the basis of any insurance issued. Except as stated in the Temporary Insurance Agreement, IF ELIGIBLE, no insurance will take effect unless a policy is issued by the Company, received by the proposed insured/owner and the first premium is paid while my health and other factors affecting my insurability are as described in my application. Agents or examiners cannot determine insurability, change terms of the application, or make a contract for the Company. In states where written consent is required, my agreement in writing is required for entries made by the Company in Section 9 as to age, plan, riders, amount, or rate class.

    ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT, OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURANCE, MAY BE GUILTY OF A CRIME AND SUBJECT TO FINES AND CONFINEMENT IN PRISON, DEPENDING ON STATE LAW.

    I authorize any health care providers, pharmacy benefit manager or other pharmaceutical firm, insurance companies, the Medical Information Bureau, Inc., consumer reporting agency, the Department of Motor Vehicles, financial institution, or employer having information about my physical or mental condition, prescription drug records, financial status, employment status, or other relevant information about me or my minor children to give all information (except psychiatric treatment notes) to CUNA Mutual Life Insurance Company ("Company") or its reinsurers to determine eligibility for insurance or benefits. Information obtained will be released only to reinsurers, the Medical Information Bureau, Inc., persons performing business duties as delegated or contracted for by the Company related to my application and subsequent insurance-related functions, as permitted or required by law, or as I further authorize. Some of the health information noted above may be disclosed to persons or organizations that are not subject to federal health information privacy laws, resulting in the information no longer being protected under such laws.

    I agree this authorization is valid for 24 months, a copy is as valid as the original, and I or my authorized representative can receive a copy upon request. For the purposes of collecting information in connection with a claim for benefits, this Authorization is valid for the duration of the claim. I understand that: (1) I can revoke this authorization at any time by giving written request to the Company; (2) revocation of this authorization will not affect any prior action taken by the Company in reliance upon this authorization; and (3) failure to sign, or revocation of this authorization may impair the Company's ability to evaluate claims or process applications and may be a basis for denying this application or a claim for benefits. The Important Notice to Applicants for Insurance has been received by me.

    I, THE PROPOSED OWNER(S) CERTIFY UNDER PENALTIES OF PERJURY, THAT:

    1. THE TAXPAYER IDENTIFICATION NUMBER(S) SHOWN UNDER SECTIONS 1 AND 2 (IF OWNER IS OTHER THAN THE INSURED), IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER; AND

    2. I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE:(A) I AM EXEMPT FROM BACKUP WITHHOLDING; OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS; OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING; AND

    3.  I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).

    CERTIFICATION INSTRUCTIONS. If you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return, check here - [ ].

    THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISIONS OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

    Signed on _________ at______________________________________________________
                Date                            City                    State

    _______________________________________________________________  ______________________________________________________________
    Signature of Proposed Insured (if age 16                         Signature of Owner (if other
    and over; otherwise, Parent or Guardian)                         than Proposed Insured)
    _______________________________  ______________________________  ______________________________  ______________________________
    Signature of Other Insured (if   Signature of Other Insured (if  Signature of Other Insured (if  Signature of Other Insured (if
    age 16 and over; otherwise,      age 16 and over; otherwise,     age 16 and over; otherwise,     age 16 and over; otherwise,
    Parent or Guardian.)             Parent or Guardian.)            Parent or Guardian.)            Parent or Guardian.)

    AGENT: To the best of your knowledge, will coverage applied for replace, discontinue, or change any existing life insurance or annuities?
    [ ] Yes [ ] No If yes, I hereby confirm that it meets the Company's standards for replacement sales.
    Company approved sales material used:_______________________________________
    ___________________________________________________
    Signature of Agent                      Agent No.
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